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                                                                        EX-23.1

The Board of Directors
of Mellon Bank Corporation

We consent to incorporation by reference in Registration Statement Nos. 2-73272 (Form S-8), 2-98357 (Form S-8), 33-16658 (Form S-3), 33-21838 (Form S-8),
33-23635 (Form S-8), 33-29630 (Form S-3), 33-34430 (Form S-8), 33-41796
(Form S-8), 33-48486 (Form S-3), 33-55226 (Form S-3), 33-61822 (Form S-3),
33-65824 (Form S-8), and 33-65826 (Form S-8) of Mellon Bank Corporation of our report dated January 13, 1994, relating to the consolidated balance sheets of Mellon Bank Corporation and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 annual report on Form 10-K of Mellon Bank Corporation.

                                     /s/ KPMG Peat Marwick

Pittsburgh, Pennsylvania
March 23, 1994